UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

GOLDEN GRAIN ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Iowa	02-0575361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

951 N. Linn Avenue, P.O. Box 435, New Hampton, Iowa 50659
(Address of principal executive offices)

(641) 394-4059
(Issuer’s telephone number)

Item 8.  Change in Fiscal Year.

At the registrant’s annual members’ meeting held September 17, 2003, a majority of the outstanding Class A limited liability company membership interests voted to approve a change in the registrant’s fiscal year from January 1 through December 31 to November 1 through October 31, effective as of September 17, 2003.  Accordingly, the registrant’s new fiscal year end will be October 31.  The registrant will file Form 10-KSB for the period January 1 through October 31, 2003, to cover the transition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, L.L.C.

Dated: October 1, 2003	By:	/s/ Ron Pumphrey
Ron Pumphrey, Secretary